Exhibit 10.214

SECOND AMENDMENT TO SUBLEASE AGREEMENT

THIS SECOND AMENDMENT TO SUBLEASE AGREEMENT (the “Amendment”) is made and entered into as of the     day of                    , 2019, (the “Execution Date”) but effective upon the Effective Date (as hereinafter defined), by and between ADK GEORGIA, LLC, a Georgia limited liability company (“Sublessor”) and 3460 POWDER SPRINGS ROAD ASSOCIATES, L.P., a Georgia limited Partnership (“Sublessee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain lease dated August 1, 2010, as amended (the “Master Lease”), Sublessor leased from William F. Foster (“Landlord”) the premises described in the Master Lease;

WHEREAS, Sublessor and Sublessee have entered into that certain Sublease Agreement dated January 31, 2015 for that certain skilled nursing facility located at 3460 Powder Springs Road, Powder Springs, Georgia 30127, as amended pursuant to that certain First Amendment to Sublease Agreement dated as of September 23, 2015 (as amended, the “Sublease”); and

WHEREAS, Sublessor and Sublessee desire to further amend the Sublease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and benefits flowing between the parties, Sublessor and Sublessee, intending to be legally bound, do hereby covenant and agree as follows:

1.Capitalized Terms. Unless otherwise defined herein, all capitalized words and phrases used herein shall have the same meanings ascribed to them in the Sublease.

2.Effective Date. This Amendment shall be effective as of the Execution Date (the “Effective Date”).

3.Base Rent. Section 3 of the Sublease is hereby deleted in its entirety and the following is inserted in lieu thereof:

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“During the Term, Sublessee shall pay in advance to Sublessor on or before the 1st day of each month (except for the first payment, which shall be made on the Commencement Date), the following amounts as Base Rent (as defined below):

Lease Year	Base Rent Per Month
Year 1	$175,000.00
Year 2	$176,750.00
Year 3	$178,517.50
Year 4	$162,274.41
Year 5	$163,897.15
Year 6	$165,536.12
Year 7	$167,191.48
Year 8	$168,863.40
Year 9	$170,552.03
Year 10	$172,257.55
Year 11	$173,980.13
Year 12	$175,719.93
Year 13	$177,477.13

Commencing on the first day of any extended term of this Lease and on the first day of each year thereafter during an extended term, Base Rent payable hereunder shall increase by two percent (2%) over the Base Rent for the previous year.”

4.Agreement in Effect. Except as herein specifically provided, all other terms and provisions of the Sublease shall remain in full force and effect, and are hereby ratified and reaffirmed by the parties.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SUBLESSOR:

ADK GEORGIA, LLC,
a Georgia limited liability company

By:	/s/ Brent Morrison
Name:	Brent Morrison
Title:	Manager

SUBLESSEE:

3460 POWDER SPRINGS ROAD
ASSOCIATES, L.P.,
a Georgia limited partnership

By:	/s/ James J Andrews
Name:	James J Andrews
Title:	President

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